ITEM 77E
 LEGAL
PROCEEDINGS
Since October
 2003 Federated
and related
 entities
 collectively
 Federated and
various Federated
funds Funds have
been named as
defendants
 in several
class action
 lawsuits
now pending in
the United States
 District Court for
 the District of
Maryland The lawsuits
were
purportedly
filed on
behalf of
people who
 purchased owned
andor redeemed shares
 of Federatedsponsored
mutual funds during
specified periods
beginning
November 1 1998
The suits are
generally similar in
 alleging that Federated
engaged in illegal and
 improper trading practices
including
market timing
and late trading in
concert with certain
institutional traders
which allegedly caused
financial injury to the
 mutual fund shareholders
These lawsuits
 began to be
filed shortly after
 Federateds first
public announcement
that it had received
requests for information
on shareholder
trading activities
in the Funds from
the SEC the Office
of the New York
State Attorney
General NYAG and other
 authorities In that
 regard
on November 28
2005 Federated
announced that
it had reached
final settlements with
the SEC and the NYAG with
 respect to those matters
Specifically the
SEC and NYAG
settled proceedings
against three Federated
 subsidiaries involving
undisclosed market timing
arrangements and late
trading The SEC
 made findings
that Federated
Investment Management
Company FIMC an
SECregistered
investment adviser
 to various Funds
and Federated
Securities Corp
an SECregistered
brokerdealer and
distributor for
the Funds violated
 provisions of the
Investment Advisers Act
and Investment
Company Act by
approving but not
disclosing three
 market timing
arrangements or
 the associated conflict
 of interest between
FIMC and the funds
 involved in the
arrangements either
to other fund
shareholders or to the
funds board and that
Federated Shareholder
Services Company
formerly an SECregistered
transfer agent failed
to prevent a customer
and a Federated employee
 from late trading in
violation
of provisions of the
Investment Company
Act The NYAG found
that such conduct
violated provisions
of New York State law
Federated entered
into the settlements
without admitting or
denying the regulators
findings As Federated
previously reported in 2004
it has already paid
approximately 80
million to certain
funds as determined by
an
independent consultant
As part of these settlements
Federated agreed to pay
disgorgement and a
civil money penalty
in the aggregate amount
of an additional 72 million
and among other things agreed
that it would not
serve as investment
adviser to any
registered investment
company unless i at least
 75 of the funds directors
are
 independent of Federated
ii the chairman of
each such fund is
independent of
Federated iii no action
may be taken by the funds
board or any committee
thereof
unless approved
by a majority of
the independent trustees
of
the fund or committee
respectively
and iv the fund appoints
a senior officer who
reports to the
independent
trustees and is responsible
 for monitoring compliance
 by the fund with applicable
laws and fiduciary duties and
for
managing the
process by which
 management fees
charged to a fund are
approved The settlements
 are described in Federateds
 announcement
which along with
 previous press
 releases and related
 communications on those
 matters is available in
 the About Us section of
Federateds
website at FederatedInvestorscom
Federated entities
have also been named
as defendants in several
additional lawsuits that
are now pending in the
United States District
 Court for
the Western District
of Pennsylvania
alleging among
other things excessive
 advisory and Rule 12b1
 fees
The Board of the
Funds retained the
 law firm of Dickstein
Shapiro LLP to represent
the Funds in each of the
 lawsuits described in the
preceding two paragraphs
 Federated and the Funds
and their respective
 counsel
 have been defending
this
 litigation and none
of the Funds
remains a defendant in
any of the lawsuits
though some could
 potentially receive
any recoveries as
nominal
 defendants Additional
lawsuits based
upon similar allegations
 may be filed in the
future The potential
 impact of these lawsuits
all of which seek unquantified
damages attorneys fees
and expenses and future
potential similar suits
 is uncertain Although
we do not believe that
these lawsuits will
 have a material
adverse effect on
the Funds there can
be no assurance that
these suits ongoing
adverse publicity
andor other developments
 resulting from the
regulatory
investigations will
 not result in increased
Fund redemptions reduced
sales of Fund shares or
other adverse consequences
for the Funds